                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
Mac Frugal's Bargains -- Close-Outs Inc.

We consent to the incorporation by reference in this Registration Statement of Mac Frugal's Bargains -- Close-Outs Inc. on Form S-8 of our report dated March 12, 1996 (Except for Note 10, as to which the date is March 21, 1996), appearing in the Annual Report on Form 10-K of Mac Frugal's Bargains -- Close-Outs Inc. for the fiscal year ended January 28, 1996.


/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
October 24, 1996